U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On January 28, 2005, Citigroup Global Markets Realty Corp. (“Citigroup”) increased its commitment as an institutional lender under American Capital Strategies, Ltd.’s (the “Company”) existing Credit Facility (the “Facility”), evidenced by an amended and restated loan funding and servicing agreement by and among ACS Funding Trust I, as the borrower, the Company, as the servicer, Variable Funding Capital Corporation, as a conduit lender, Wachovia Capital Markets, LLC, as the deal agent, YC SUSI Trust as a conduit lender, Bank of America, National Association as an institutional lender and as lender agent for YC SUSI Trust, and JPMorgan Chase Bank as an institutional lender and as the swingline lender (the “Agreement”), from $100 million to $250 million. In connection therewith, the Company simultaneously entered into a separate amendment to the Agreement to modify immaterial terms. As a result of Citigroup’s increased commitment, the Company’s current maximum availability under the Facility is $1 billion.

The Facility is a revolving line of credit, secured by loans to the Company’s portfolio companies, which have been contributed to a separate affiliated trust. While the Company has not guaranteed the repayment of the Facility, the Company must repurchase the loans securing the Facility if certain of the representations and warranties made by the Company in the Agreement are breached. The Company’s ability to make draws under the Facility expires on August 8, 2005, unless extended prior to such date for an additional 364-day period with the consent of the lenders thereto. If the Facility is not extended, any principal amounts then outstanding will be amortized over a 24-month period through a termination date of August 9, 2007. The Agreement contains customary default provisions, as well as the following default provisions: a cross-default on the Company’s debt of $2.5 million or more, a minimum net worth requirement of $500 million plus seventy-five percent (75%) of any new equity and subordinated debt, a default triggered by a change in control and a default arising from the termination or resignation of any two of the following executive officers of the Company: Malon Wilkus, Ira Wagner and John Erickson.

Each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., and JPMorgan Chase Bank and/or their affiliates have also performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. In addition, each of Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., JPMorgan Chase Bank or Bank of America, National Association and/or their affiliates, may, from time to time, engage in transactions or perform services for the Company in the ordinary course of their business.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Consent and Amendment No. 3 to Second Amended and Restated Loan Funding and Servicing Agreement, dated as of January 28, 2005, among ACS Funding Trust I, American Capital Strategies, Ltd., Variable Funding Capital Corporation, Citigroup Global Markets Realty Corp., Wachovia Capital Markets, LLC, YC SUSI Trust, Bank of American, National Association, JPMorgan Chase Bank, and Wachovia Bank, National Association.

10.2	Amended, Restated and Substituted Structured Note in the principal amount of $250,000,000 made by ACS Funding Trust I in favor of Citigroup Global Markets Realty Corp., dated January 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: February 3, 2005	By:	/s/ JOHN R. ERICKSON
John R. Erickson Executive Vice President and Chief Financial Officer

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